                                                                    Exhibit 99.1



                               CONSENT OF DIRECTOR

         I hereby consent to being named as a director of Sterling Construction Company, Inc., a Delaware corporation ("Sterling"), in Sterling's Registration Statement on Form S-1 (Registration No. 333-129780) and in all amendments thereof, including post-effective amendments, or supplements to the Registration Statement (including the prospectus contained therein) and the filing of this consent as an exhibit to the Registration Statement.


Dated:   December 23, 2005                   /s/ Milton L. Scott
         ---------------                ---------------------------------------
                                                   Milton L. Scott